For additional information: Mark W. Funke President & CEO Joe T. Shockley, Jr. EVP & CFO (405) 372-2230

For Immediate Release

Southwest Bancorp, Inc. Reports Second Quarter 2015 Results

and Announces Quarterly Dividend

July 21, 2015, Stillwater, Oklahoma . . . . Southwest Bancorp, Inc. (NASDAQ Global Select Market - OKSB), (“Southwest”), today reported net income for the second quarter of 2015 of $4.2 million, or $0.22  per diluted share, compared to $6.2 million, or $0.31 per diluted share, for the second quarter of 2014. Included in the second quarter of 2014 results was a pre-tax net gain of $4.4 million from the sale of three community bank branches. Net income for the six months ended June 30, 2015 totaled $8.7 million, or $0.46 per diluted share, compared to $9.8 million, or $0.50 per diluted share, for the six months ended June 30, 2014.

Southwest also announced that its board of directors has approved a quarterly cash dividend of $0.06 per share payable August  14, 2015 to shareholders of record as of July 31, 2015.

Mark Funke, President and CEO, stated, “The second quarter was a busy, successful quarter for Bank SNB.  We entered into an agreement to acquire First Commercial Bancshares, Inc.  This will allow us to grow our presence in the Oklahoma City metro area with five additional branches, increasing our total to ten. It also expands our geographic footprint to Colorado with three branches in Denver and one in Colorado Springs.

“The financial results for the second quarter reflect solid earnings and improved asset quality.  Loans grew in the second quarter, although somewhat reduced by early loan paydowns.  While there are still headwinds regarding the energy sector, we are pleased with our continued progress.  Our efforts produced several highlights:

•	Entered into an agreement to acquire Edmond-based First Commercial Bancshares, Inc.
•	Loan growth was $11.2 million for the quarter, $49.4 million for the first six months of 2015, or 7% annualized.
•	The quarterly net interest margin improved to 3.31% at June 30, 2015 compared to 3.25% at March 31, 2015.
•

Asset quality improved as potential problem loans decreased $4.0 million, or 10%, during the second quarter. Also, nonperforming loans decreased $0.3 million, or 3%, during the second quarter.  The improved asset quality,  combined with improved historical net charge-offs, resulted in a negative provision of $1.1 million for the quarter.

•	Opened second banking branch in San Antonio, Texas.

“Our financial results and the improvement in asset quality for the second quarter reflect the good work of our banking associates. We will continue to focus our company on producing consistent, conservative, and sustainable earnings through the expansion of our revenue base while prudently managing our expenses.”

On May 27, 2015, Southwest entered into an Agreement and Plan of Reorganization with First Commercial Bancshares, Inc. (“Bancshares”), an Oklahoma corporation, and First Commercial Bank, an Oklahoma banking corporation and a wholly‑owned subsidiary of Bancshares, pursuant to which Bancshares will merge with and into Southwest (the “Merger”).    The closing of the Merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the shareholders of Bancshares.  The closing of the Merger is

expected to occur during the fourth quarter of 2015, although delays could occur.    The Agreement also provides that, following the Merger and subject to regulatory approvals, Southwest will cause First Commercial Bank to be merged with and into Bank SNB.

On May 18, 2015,  Bank SNB, our banking subsidiary, opened its second location in San Antonio, Texas.    The new San Antonio location provides needed space and a stronger profile for our growing business opportunities in this market.

Southwest’s share repurchase program, approved in August of 2014, authorized the repurchase of up to 5.0% or 990,000 shares of its outstanding common stock, par value $1.00 per share.  As of June 30, 2015, Southwest had repurchased 867,310 shares for a total of $14.3 million.   During the second quarter of 2015, no shares were repurchased due to trade restrictions pursuant to the pending acquisition of Bancshares.  On February 24, 2015, Southwest’s board of directors authorized a second share repurchase program of up to another 5.0%, or approximately 950,000 shares, effective upon the earlier of (i) the date we complete the repurchase of all of the shares Southwest is authorized to repurchase under the current program, and (ii) August 14, 2015.

Financial Overview

Condition:    As of the end of the quarter ending June 30, 2015, total assets were $2.0 billion, an increase of $28.5 million from March 31, 2015.    As of June 30, 2015, total loans were $1.4 billion and investment securities were $373.3 million, an increase of $11.2 million and a decrease of $4.3 million from the prior quarter end, respectively.    Cash and cash equivalents at June 30, 2015  were $156.7 million,  up  $2.3 million from March 31, 2015.

At June 30, 2015, the allowance for loan losses was $26.2 million, a decrease of $1.0 million when compared to March 31, 2015 and a decrease of  $6.9 million when compared to June 30, 2014.  The allowance for loan losses to portfolio loans was 1.82% as of June  30, 2015, compared to 1.91% as of March 31, 2015 and 2.46% as of June 30, 2014.  The allowance for loan losses to nonperforming loans was 295.03%  as of June 30, 2015, compared to 297.78% as of March 31, 2015 and 200.77% as of June 30, 2014.

Nonperforming loans were  $8.9  million at June 30, 2015, a decrease of $0.3 million from March 31, 2015, and a decrease of  $7.6 million from June 30, 2014.  Other real estate at June 30, 2015 was $2.4 million, an increase of $0.1 million from March 31, 2015,  yet a decrease of $1.9 million when compared to June 30, 2014.  Nonperforming assets were $11.3 million, or 0.78% of portfolio loans and other real estate, as of June 30, 2015, compared to $11.4 million, or 0.80% of portfolio loans and other real estate, as of March 31, 2015, and $20.8 million, or 1.54% of portfolio loans and other real estate, as of June 30, 2014.

Total core funding, which includes all non-brokered deposits and sweep repurchase agreements, comprised 92% and 93% of total funding as of June 30, 2015 and March 31, 2015, respectively.  Wholesale funding, including Federal Home Loan Bank borrowings, federal funds purchased, and brokered deposits, accounted for 8%  and 7%  of total funding at June 30, 2015 and March  31, 2015, respectively.  See Table 7  for details on core funding and non-brokered deposits, which are non-GAAP financial measures.

The capital ratios of Southwest and Bank SNB as of June 30, 2015 exceeded the criteria for regulatory classification as “well-capitalized”.  Southwest’s total regulatory capital was $339.4 million, for a total risk-based capital ratio of 19.09%, Common Equity Tier 1 capital was $272.0 million, for a Common Equity Tier 1 ratio of 15.30%, and Tier 1 capital was $317.0 million, for a Tier 1 risk-based capital ratio of  17.84%.  Bank SNB had total regulatory capital of $290.7  million, for a total risk-based capital ratio of 16.40% and Common Equity Tier 1 and Tier 1 capital of $268.4 million, for a Common Equity Tier 1 and Tier 1 ratio of 15.14%.  Designation as a well-capitalized institution under regulations does not constitute a recommendation or endorsement by bank regulators.

Second Quarter Results:

Summary:  For the second quarter of 2015, net income was $4.2 million, compared to $4.5 million for the first quarter of 2015 and $6.2 million for the second quarter of 2014.

The $0.3 million decrease in net income compared to the first quarter of 2015 was primarily due to a $0.9 million increase in noninterest expense and a $0.8 million lower negative provision for loan losses.  These decreases were offset in part by an increase of noninterest income of $0.6 million, a decrease in taxes of $0.5 million, and a $0.2 million increase in net interest income.

The $2.0  million decrease in our net income compared to the second quarter of 2014 was primarily the result of a $4.8 million decrease in noninterest income, which is primarily the $4.4 million pre-tax net gain on the sales of the community bank branches in the second quarter of 2014 and a $0.8 million decrease in net interest income. These decreases are offset in part by a $1.5 million decrease in taxes, a $1.3 million decrease in noninterest expense, and a $0.7 million increase in the negative provision for loan losses.

Net Interest Income:    Net interest income totaled $15.8 million for the second quarter of 2015, compared to $15.6 million for the first quarter of 2015, and to $16.6 million for the second quarter of 2014.  Net interest margin was 3.31% for the second quarter of 2015, compared to 3.25% for the first quarter of 2015 and 3.50% (3.34% normalized) for the second quarter of 2014. Included in interest income for the second quarter of 2014 was $0.8 million due to accelerated discount accretion attributable to the sale of loans covered by a loss share agreement. The net effect of these additional incomes on the net interest margin was  a 16 basis point increase in the second quarter of 2014.   Loans (including loans held for sale) for the second quarter of 2015 increased $11.2 million, or 1%, when compared to March  31, 2015, and $97.7 million, or 7%, when compared to June 30, 2014.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a negative provision (or credit) of $1.1 million for the second quarter of 2015, compared to a negative provision of $1.9 million for the first quarter of 2015, and a  negative provision of $0.4 million for the second quarter of 2014.  During the second quarter of 2015,  net recoveries totaled $0.1 million,  or (0.03%) (annualized) of average portfolio loans, compared to net recoveries of $0.7 million, or (0.20%) (annualized) of average portfolio loans for the first quarter of 2015 and net charge-offs of $1.5 million, or 0.45% (annualized) of average portfolio loans for the second quarter of 2014.

Noninterest Income:  Noninterest income totaled $3.4  million for the second quarter of 2015, compared to $2.8 million for the first quarter of 2015 and $8.2 million for the second quarter of 2014.

The $0.6 million  increase from the first  quarter of 2015 is primarily the result of a $0.3 million increase in gain on sale of mortgage loans, a $0.1 gain on securities from residual payments related to the sale of a  private equity investment during the fourth quarter of 2014,  and a $0.1 million increase in other noninterest income from bank owned life insurance, which is an  asset purchased during the second quarter of 2015 for $20.1 million, and reported in the statement of financial condition as “other assets”.

The $4.8 million decrease  from the second quarter of 2014 is primarily the result of a $4.4 million decrease in gain on sales of the community bank branches, which occurred in the second quarter of 2014,  a $0.5 million decrease in gain on sale of investment securities due to the gain on the sale of a stock investment that was acquired in a prior year repossession in 2014, and a $0.2 million decrease in service charges and fees, offset in part by a $0.2 million increase in gain on sale of mortgage loans.

Noninterest Expense:    Noninterest expense totaled $14.0 million for the second quarter of 2015, compared to $13.1 million for the first quarter of 2015 and $15.3 million for the second quarter of 2014.

The $0.9 million  increase in noninterest expense from first quarter of 2015 was primarily due to a  $0.5 million increase in general and administrative expense, which includes primarily legal and consulting fees related to the acquisition and marketing expenses. The increase also includes $0.4 million increase in personnel expense, which is primarily due to raises and increased commission expense resulting from higher mortgage loan sales in the second quarter of 2015, and a $0.1 million increase in other real estate expense, offset in part by a $0.1 million decrease in occupancy expense.

The $1.3 million decrease in  noninterest expense from the second quarter of 2014 consisted of a $0.6 million decrease in general and administrative expense, which includes primarily legal and marketing expenses, offset in part by a $0.1 million increase in the provision for unfunded loan commitments. The decrease also includes a  $0.4 million decrease in other real estate, a  $0.2 million decrease in personnel expense, a  0.1 million decrease in occupancy, and a $0.1 million decrease in data processing.

Income Tax:  Income tax expense totaled $2.2 million for the second quarter of 2015, compared to  $2.7 million for the first quarter of 2015 and $3.7 million for the second quarter of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The second quarter of 2015 effective tax rate was 34.51%,  compared to 37.49% for the first quarter of 2015 and 37.5% for the second quarter of 2014. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Year-to-date Results:

Summary:  Net income was $8.7 million for the six months ended June 30, 2015, compared to $9.8 million for the six months ended June 30, 2014.  The $1.1 million decrease in net income from 2014 is the result of a $5.1 million decrease in noninterest income, which is primarily the pre-tax net gain of $4.4 million on the sales of community bank branches in the second quarter of 2014, and a  $1.2 million decrease in net interest income, offset in part by a $1.7 million increase in the negative provision for loan losses from improved asset quality and a $2.3 million decrease in noninterest expense due to decreased general and administrative, personnel, and other real estate expenses.

Net Interest Income:    Net interest income totaled $31.4 million for the first six months of 2015, compared to $32.6 million for the first six months of 2014, a decrease of $1.2 million.  Year-to-date net interest margin was 3.28%, compared to 3.42% (3.28% normalized) for 2014.  Included in interest income for the first six months of 2014 was $0.8 million due to accelerated discount accretion attributable to the sale of loans covered by a loss share agreement and $0.6 million due to the interest recognition resulting from loans returning to accrual status.  The net effect of these adjustments on the net interest margin was a 14 basis point increase for the first six months of 2014.  With the rate environment remaining low, earning assets are repricing at lower rates.

Provision (Credit) for Loan Losses and Net Charge-offs:  The provision for loan losses is the amount of expense that is required to maintain the allowance for losses at an appropriate level based upon the inherent risks in the loan portfolio after the effects of net charge-offs or net recoveries for the period.  The provision for loan losses was a credit (or negative) of $3.0 million for the first six months of 2015, compared to a negative provision of $1.3 million for the first six months of 2014. Net recoveries totaled $0.8 million, or (0.11%)  (annualized) of average portfolio loans year-to-date as of June 30, 2015, compared to net charge-offs of $2.2 million, or 0.35% (annualized) of average portfolio loans for the same period in 2014.

Noninterest Income:  Noninterest income totaled $6.2 million for the first six months of 2015, compared to $11.3 million for the first six months of 2014.  The decrease consists of the $4.4 million recognized as the pre-tax net gain on the sales of the community bank branches in the second quarter of 2014,  a $0.6 million decrease in the gain on sale of investment securities due to the gain on the sale of a stock investment that was acquired in a prior year repossession in 2014, and a $0.3 million decrease in service charges and fees, offset in part by the  $0.3 million increase in gains on sales of mortgage loans.

Noninterest Expense:    Noninterest expense totaled $27.1 million for the first six months of 2015, compared to $29.4 million for the first six months of 2014.  The decrease consists of a $1.2 million decrease in other general and administrative expenses, which includes primarily legal, marketing, consulting, and supplies, and a $0.2 million decrease in the provision for unfunded loan commitments. The decrease also includes a  $0.4 million decrease in other real estate expense, a $0.4 million decrease in employee benefit expenses, a $0.2 million decrease in data processing, and a $0.1 million decrease in FDIC and other insurance expense.

Income Tax:  Income tax expense totaled $4.9 million for the first six months of 2015, compared to $5.9 million for the first six months of 2014.  The income tax expense fluctuates in relation to pre-tax income levels.  The year-to-date effective tax rate was 36.1% as of June 30, 2015, compared to 37.5% as of June 30, 2014. The decline in the effective tax rate includes the impact of an increase in tax exempt income, as a percentage of pre-tax income.

Conference Call

Southwest will host a conference call to review these results on Wednesday, July 22, 2015 at 9:30 a.m. Eastern Time (8:30 a.m. Central Time).  Investors, news media, and others may pre-register for the call using the following link to receive a special dial-in number and PIN:  http://dpregister.com/10068468.  Telephone participants who are unable to pre-register may access the call by telephone at 866-218-2402 (toll-free) or 412-902-4190 (international).  Participants are encouraged to dial into the call approximately 10 minutes prior to the start time.  The call and corresponding presentation slides will be webcast live on Southwest’s website at www.oksb.com or http://services.choruscall.com/links/oksb150722.html.  An audio replay will be available one hour after the call at 877-344-7529 (toll-free) or 412-317-0088 (international),  conference number 10068468.  Telephone replay access will be available until 9:00 a.m. Eastern Time on August 22, 2015.

Southwest Bancorp and Subsidiaries

Southwest is the holding company for Bank SNB, an Oklahoma state banking corporation (“Bank SNB”).  Bank SNB offers commercial and consumer lending, deposit and investment services, specialized cash management, and other financial services from offices in Oklahoma, Texas, and Kansas.  Bank SNB was chartered in 1894 and Southwest was organized in 1981 as the holding company.  At June 30, 2015,  Southwest had total assets of approximately  $2.0 billion, deposits of $1.6 billion, and shareholders’ equity of $273.7 million.

Southwest’s area of expertise focuses on the special financial needs of healthcare and health professionals, businesses and their managers and owners, commercial lending, energy banking, and commercial real estate borrowers.  The strategic focus on healthcare lending was established in 1974.  Southwest and its banking subsidiary provide credit and other remittance services, such as deposits, cash management, and document imaging for physicians and other healthcare practitioners to start or develop their practices and finance the development and purchase of medical offices, clinics, surgical care centers, hospitals, and similar facilities.  As of June 30, 2015, approximately $422.3 million, or 29%, of loans were loans to individuals and businesses in the healthcare industry.  Regular market reviews are conducted of (i) current and potential healthcare lending business, and (ii) the appropriate concentrations within healthcare based upon economic and regulatory conditions.

Southwest’s common stock is traded on the NASDAQ Global Select Market under the symbol OKSB.

In connection with the proposed merger of First Commercial Bancshares, Inc. ("First Commercial") into Southwest Bancorp, Inc. ("OKSB"), on July 7, 2015 OKSB filed with the Securities and Exchange Commission a Registration Statement on Form S-4 (File no. 333-205521) to register the shares of OKSB's common stock to be issued to the shareholders of First Commercial. The registration statement includes a Prospectus of OKSB, a Proxy Statement of First Commercial, as well as other relevant documents concerning the proposed transaction, which will be sent to the shareholders of First Commercial seeking their approval of the proposed transaction.

We urge investors and shareholders to read the Registration Statement on Form S-4, the Proxy Statement and Prospectus included with the Registration Statement on Form S-4, and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information relating to the proposed transaction. A free copy of these materials may be obtained on the SEC's website at http://www.sec.gov. Alternatively, when available, these documents can be obtained free of charge from OKSB's website at www.oksb.com under the tab "Investors" and then under the tab "SEC Filings."

OKSB, certain of its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from the shareholders of First Commercial in connection with the proposed transaction under the rules of the SEC. Information about these participants is set forth in the proxy statement for OKSB's 2015 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 22, 2015. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the definitive proxy statement and other relevant materials, when available, to be filed by OKSB with the SEC in  conjunction with the proposed transaction. Free copies of this document may be obtained as described in the preceding paragraph.

Caution About Forward-Looking Statements

Southwest makes forward-looking statements in this news release that are subject to risks and uncertainties.  These statements are intended to be covered by the safe harbor provision for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include:

•	Statements of Southwest's goals, intentions, and expectations;
•	Estimates of risks and of future costs and benefits;
•	Expectations regarding Southwest’s future financial performance and the financial performance of its operating segments;
•	Expectations regarding regulatory actions;
•	Expectations regarding Southwest’s ability to utilize tax loss benefits;
•	Expectations regarding Southwest’s stock repurchase program;
•	Expectations regarding dividends;
•	Expectations regarding acquisitions and divestitures;
•	Assessments of loan quality, probable loan losses, and the amount and timing of loan payoffs;
•	Estimates of the value of assets held for sale or available for sale; and
•	Statements of Southwest’s ability to achieve financial and other goals.

These forward-looking statements are subject to significant uncertainties because they are based upon: the amount and timing of future changes in interest rates, market behavior, and other economic conditions; future laws, regulations, and accounting principles; changes in regulatory standards and examination policies, and a variety of other matters. These other matters include, among other things, the direct and indirect effects of economic conditions on interest rates, credit quality, loan demand, liquidity, and monetary and supervisory policies of banking regulators.  Because of these uncertainties, the actual future results may be materially different from the results indicated by these forward-looking statements. In addition, Southwest's past growth and performance do not necessarily indicate future results.  For other factors, risks, and uncertainties that could cause actual results to differ materially from estimates and projections contained in forward-looking statements, please read Southwest’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014.  You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors”.

The cautionary statements in this release also identify important factors and possible events that involve risk and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements.  These forward-looking statements speak only as of the date on which the statements were made.  Southwest does not intend, and undertakes no obligation, to update or revise any forward-looking statements contained in this release, whether as a result of differences in actual results, changes in assumptions, or changes in other factors affecting such statements, except as required by law.

Southwest is required under generally accepted accounting principles to evaluate subsequent events and their impact, if any, on its financial statements as of June 30, 2015 through the date its financial statements are filed with the Securities and Exchange Commission.  The June 30,  2015 financial statements included in this release will be adjusted if necessary to properly reflect the impact of subsequent events on estimates used to prepare those statements.

The Southwest Bancorp, Inc. logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=8074

The Bank SNB logo is available at

 http://www.globenewswire.com/newsroom/prs/?pkgid=23106

Financial Tables

Unaudited Financial Highlights	Table 1
Unaudited Consolidated Statements of Financial Condition	Table 2
Unaudited Consolidated Statements of Operations	Table 3
Unaudited Average Balances, Yields, and Rates-Quarterly	Table 4
Unaudited Average Balances, Yields, and Rates-Year-to-date	Table 5
Unaudited Quarterly Summary Loan Data	Table 6
Unaudited Quarterly Summary Financial Data	Table 7
Unaudited Quarterly Supplemental Analytical Data	Table 8

SOUTHWEST BANCORP, INC. UNAUDITED FINANCIAL HIGHLIGHTS (Dollars in thousands, except per share)	Table 1

	Second Quarter			First Quarter
QUARTERLY HIGHLIGHTS	2015	2014	% Change	2015	% Change
Operations
Net interest income	$15,791	$16,574	(5)%	$15,610	1%
Provision (credit) for loan losses	(1,136)	(355)	220	(1,887)	(40)
Noninterest income	3,409	8,246	(59)	2,840	20
Noninterest expense	13,982	15,332	(9)	13,082	7
Income before taxes	6,354	9,843	(35)	7,255	(12)
Taxes on income	2,193	3,691	(41)	2,720	(19)
Net income	4,161	6,152	(32)	4,535	(8)
Diluted earnings per share	0.22	0.31	(29)	0.24	(8)
Balance Sheet
Total assets	2,031,581	1,885,158	8	2,003,079	1
Loans held for sale	6,687	6,803	(2)	9,106	(27)
Portfolio loans	1,442,743	1,344,897	7	1,429,139	1
Total deposits	1,624,446	1,463,855	11	1,616,454	0
Total shareholders' equity	273,681	271,351	1	271,444	1
Book value per common share	14.38	13.71	5	14.26	1
Key Ratios
Net interest margin	3.31%	3.50%		3.25%
Efficiency ratio	72.43	74.25		70.47
Total capital to risk-weighted assets	19.09	21.43		19.36
Nonperforming loans to portfolio loans	0.62	1.23		0.64
Shareholders' equity to total assets	13.47	14.39		13.55
Tangible common equity to tangible assets*	13.40	14.31		13.48
Return on average assets (annualized)	0.85	1.27		0.92
Return on average common equity (annualized)	6.11	9.19		6.78
Return on average tangible common equity (annualized)**	6.14	9.30		6.82

	Six Months
YEAR-TO-DATE HIGHLIGHTS	2015	2014	% Change
Operations
Net interest income	$31,401	$32,575	(4)%
Provision (credit) for loan losses	(3,023)	(1,341)	125
Noninterest income	6,249	11,271	(45)
Noninterest expense	27,064	29,439	(8)
Income before taxes	13,609	15,748	(14)
Taxes on income	4,913	5,905	(17)
Net income	8,696	9,843	(12)
Net income available to common shareholders	8,696	9,843	(12)
Diluted earnings per share	0.46	0.50	(8)
Balance Sheet
Total assets	2,031,581	1,885,158	8
Loans held for sale	6,687	6,803	(2)
Portfolio loans	1,442,743	1,344,897	7
Total deposits	1,624,446	1,463,855	11
Total shareholders' equity	273,681	271,351	1
Book value per common share	14.38	13.71	5
Key Ratios
Net interest margin	3.28%	3.42%
Efficiency ratio	71.47	73.94
Total capital to risk-weighted assets	19.09	21.43
Nonperforming loans to portfolio loans	0.62	1.23
Shareholders' equity to total assets	13.47	14.39
Tangible common equity to tangible assets*	13.40	14.31
Return on average assets (annualized)	0.88	1.01
Return on average common equity (annualized)	6.44	7.47
Return on average tangible common equity (annualized)**	6.48	7.55

Balance sheet amounts and ratios are as of period end unless otherwise noted.
* This is a Non-GAAP financial measure.  Please see Table 8 for a reconciliation to the most directly comparable GAAP based measure.
** This is a Non-GAAP financial measure.
Please see accompanying tables for additional financial information.

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Dollars in thousands)	Table 2

	June 30,	December 31,	June 30,
	2015	2014	2014
Assets
Cash and due from banks	$22,923	$19,705	$28,369
Interest-bearing deposits	133,765	121,231	86,785
Cash and cash equivalents	156,688	140,936	115,154
Securities held to maturity (fair values of $11,818, $12,880 and $11,286, respectively)	11,364	12,362	10,682
Securities available for sale (amortized cost of $360,609, $352,275 and $373,609, respectively)	361,896	353,231	375,191
Loans held for sale	6,687	1,485	6,803
Loans receivable (includes loss share of $0, $0 and $606, respectively)	1,442,743	1,398,506	1,344,897
Less: Allowance for loan losses	(26,219)	(28,452)	(33,083)
Net loans receivable	1,416,524	1,370,054	1,311,814
Accrued interest receivable	4,281	4,723	4,636
Non-hedge derivative asset	701	787	121
Premises and equipment, net	18,251	18,588	19,096
Other real estate	2,393	3,097	4,285
Goodwill	1,214	1,214	1,214
Other intangible assets, net	3,923	3,927	3,849
Other assets	47,659	31,630	32,313
Total assets	$2,031,581	$1,942,034	$1,885,158

Liabilities
Deposits:
Noninterest-bearing demand	$515,156	$496,128	$427,431
Interest-bearing demand	131,547	122,342	124,712
Money market accounts	496,178	461,679	430,296
Savings accounts	35,647	32,795	31,187
Time deposits of $100,000 or more	233,105	198,952	209,059
Other time deposits	212,813	222,103	241,170
Total deposits	1,624,446	1,533,999	1,463,855
Accrued interest payable	774	769	772
Non-hedge derivative liability	701	787	121
Other liabilities	9,747	9,920	11,906
Other borrowings	75,839	79,380	90,760
Subordinated debentures	46,393	46,393	46,393
Total liabilities	1,757,900	1,671,248	1,613,807

Shareholders' equity
Common stock - $1 par value; 40,000,000 shares authorized;
19,900,855 and 19,810,877 shares issued and 19,793,123 shares issued and outstanding, respectively	19,901	19,811	19,793
Additional paid-in capital	101,518	101,245	100,962
Retained earnings	166,837	160,427	150,789
Accumulated other comprehensive loss	(233)	(395)	(193)
Treasury stock, at cost, 867,310, 617,818 and 0 shares, respectively	(14,342)	(10,302)	-
Total shareholders' equity	273,681	270,786	271,351
Total liabilities and shareholders' equity	$2,031,581	$1,942,034	$1,885,158

SOUTHWEST BANCORP, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (Dollars in thousands)	Table 3

	For the three months ended			For the six months
	June 30,	March 31,	June 30,	ended June 30,
	2015	2015	2014	2015	2014
Interest income
Loans	$15,839	$15,570	$16,343	$31,409	$32,118
Investment securities	1,328	1,349	1,628	2,677	3,278
Other interest-earning assets	288	305	314	593	689
Total interest income	17,455	17,224	18,285	34,679	36,085

Interest expense
Interest-bearing deposits	862	835	931	1,697	1,956
Other borrowings	241	227	223	468	448
Subordinated debentures	561	552	557	1,113	1,106
Total interest expense	1,664	1,614	1,711	3,278	3,510

Net interest income	15,791	15,610	16,574	31,401	32,575

Provision (credit) for loan losses	(1,136)	(1,887)	(355)	(3,023)	(1,341)

Net interest income after provision for loan losses	16,927	17,497	16,929	34,424	33,916

Noninterest income
Service charges and fees	2,450	2,428	2,608	4,878	5,204
Gain on sale of branches, net	-	-	4,378	-	4,378
Gain on sales of mortgage loans	621	348	463	969	687
Gain on sale/call of investment securities, net	138	5	629	143	764
Other noninterest income	200	59	168	259	238
Total noninterest income	3,409	2,840	8,246	6,249	11,271

Noninterest expense
Salaries and employee benefits	8,289	7,914	8,472	16,203	16,598
Occupancy	2,201	2,284	2,253	4,485	4,537
Data processing	410	446	530	856	1,015
FDIC and other insurance	316	312	314	628	711
Other real estate, net	112	21	511	133	579
General and administrative	2,654	2,105	3,252	4,759	5,999
Total noninterest expense	13,982	13,082	15,332	27,064	29,439
Income before taxes	6,354	7,255	9,843	13,609	15,748
Taxes on income	2,193	2,720	3,691	4,913	5,905
Net income	$4,161	$4,535	$6,152	$8,696	$9,843

Basic earnings per common share	$0.22	$0.24	$0.31	$0.46	$0.50
Diluted earnings per common share	0.22	0.24	0.31	0.46	0.50
Common dividends declared per share	0.06	0.06	0.04	0.12	0.08

SOUTHWEST BANCORP, INC. UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – QUARTERLY (Dollars in thousands)	Table 4

	For the three months ended
	June 30, 2015		March 31, 2015		June 30, 2014
	Average	Average	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,439,050	4.41%	$1,419,137	4.45%	$1,331,126	4.92%
Investment securities	369,677	1.44	367,877	1.49	384,395	1.70
Other interest-earning assets	103,943	1.11	158,940	0.78	183,378	0.69
Total interest-earning assets	1,912,670	3.66	1,945,954	3.59	1,898,899	3.86
Other assets	58,267		49,460		49,829
Total assets	$1,970,937		$1,995,414		$1,948,728

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$137,781	0.09%	$138,895	0.10%	$130,232	0.12%
Money market accounts	473,993	0.15	484,639	0.15	421,001	0.13
Savings accounts	34,702	0.10	33,350	0.10	43,124	0.10
Time deposits	448,175	0.57	434,409	0.57	493,805	0.60
Total interest-bearing deposits	1,094,651	0.32	1,091,293	0.31	1,088,162	0.34
Other borrowings	60,568	1.60	72,307	1.27	85,682	1.04
Subordinated debentures	46,393	4.84	46,393	4.76	46,393	4.80
Total interest-bearing liabilities	1,201,612	0.56	1,209,993	0.54	1,220,237	0.56

Noninterest-bearing demand deposits	485,984		503,275		449,364
Other liabilities	10,005		10,918		10,751
Shareholders' equity	273,336		271,228		268,376
Total liabilities and shareholders' equity	$1,970,937		$1,995,414		$1,948,728

Net interest income and spread		3.10%		3.05%		3.30%
Net interest margin (1)		3.31%		3.25%		3.50%
Average interest-earning assets
to average interest-bearing liabilities	159.18%		160.82%		155.62%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC.                 Table 5
UNAUDITED AVERAGE BALANCES, YIELDS, AND RATES – YEAR-TO-DATE
(Dollars in thousands)

	For the six months ended June 30,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans	$1,429,148	4.43%	$1,304,876	4.96%
Investment securities	368,782	1.46	386,506	1.71
Other interest-earning assets	131,290	0.91	231,584	0.60
Total interest-earning assets	1,929,220	3.62	1,922,966	3.78
Other assets	53,888		50,036
Total assets	$1,983,108		$1,973,002

Liabilities and Shareholders' Equity
Interest-bearing demand deposits	$138,335	0.09%	$132,483	0.12%
Money market accounts	479,287	0.15	428,839	0.13
Savings accounts	34,030	0.10	43,939	0.10
Time deposits	441,330	0.57	512,335	0.62
Total interest-bearing deposits	1,092,982	0.31	1,117,596	0.35
Other borrowings	66,405	1.42	83,258	1.09
Subordinated debentures	46,393	4.80	46,393	4.77
Total interest-bearing liabilities	1,205,780	0.55	1,247,247	0.57

Noninterest-bearing demand deposits	494,582		449,247
Other liabilities	10,458		10,621
Shareholders' equity	272,288		265,887
Total liabilities and shareholders' equity	$1,983,108		$1,973,002

Net interest income and spread		3.07%		3.21%
Net interest margin (1)		3.28%		3.42%
Average interest-earning assets
to average interest-bearing liabilities	160.00%		154.18%

(1) Net interest margin = annualized net interest income / average interest-earning assets

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6

	2015		2014
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
LOAN COMPOSITION
Real estate mortgage:
Commercial	$759,406	$759,676	$752,971	$757,878	$769,021	$766,178
One-to-four family residential	85,338	86,343	77,531	78,985	79,542	84,619
Real estate construction:
Commercial	186,140	192,052	186,659	166,379	166,981	166,007
One-to-four family residential	13,107	12,586	10,464	11,030	8,359	6,629
Commercial	384,788	366,282	350,410	330,738	300,163	266,311
Installment and consumer:
Guaranteed student loans	-	-	37	127	4,282	4,318
Other	20,651	21,306	21,919	22,251	23,352	26,060
Total loans, including held for sale	1,449,430	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Less allowance for loan losses	(26,219)	(27,250)	(28,452)	(30,917)	(33,083)	(34,925)
Total loans, net	$1,423,211	$1,410,995	$1,371,539	$1,336,471	$1,318,617	$1,285,197
LOANS BY SEGMENT
Oklahoma banking	$810,367	$814,949	$793,268	$800,201	$798,067	$777,384
Texas banking	493,047	478,005	460,680	424,640	408,385	372,018
Kansas banking	146,016	145,291	146,043	142,547	145,248	170,720
Total loans	$1,449,430	$1,438,245	$1,399,991	$1,367,388	$1,351,700	$1,320,122
NONPERFORMING LOANS BY TYPE
Construction & development	$416	$392	$73	$77	$82	$80
Commercial real estate	2,141	2,247	2,195	7,504	7,613	7,541
Commercial	5,114	5,447	6,044	6,149	7,484	7,992
One-to-four family residential	1,216	1,065	1,100	1,274	1,180	470
Consumer	-	-	1	55	119	2
Total nonperforming loans	$8,887	$9,151	$9,413	$15,059	$16,478	$16,085
NONPERFORMING LOANS BY SEGMENT
Oklahoma banking	$1,670	$2,244	$1,867	$6,410	$7,149	$7,056
Texas banking	5,353	5,264	5,699	5,777	5,636	5,793
Kansas banking	1,864	1,643	1,847	2,872	3,693	3,236
Total nonperforming loans	$8,887	$9,151	$9,413	$15,059	$16,478	$16,085
OTHER REAL ESTATE BY TYPE
Construction & development	$2,035	$2,035	$2,035	$2,130	$2,130	$2,130
Commercial real estate	358	220	1,062	1,318	2,155	2,524
Total other real estate	$2,393	$2,255	$3,097	$3,448	$4,285	$4,654
OTHER REAL ESTATE BY SEGMENT
Oklahoma banking	$200	$-	$-	$-	$-	$-
Texas banking	2,000	2,000	2,000	2,000	2,000	2,000
Kansas banking	193	255	1,097	1,448	2,285	2,654
Total other real estate	$2,393	$2,255	$3,097	$3,448	$4,285	$4,654
Continued

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY LOAN DATA (Dollars in thousands)	Table 6 Continued

		2015	2014
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
POTENTIAL PROBLEM LOANS BY TYPE
Construction & development	$-	$201	$2,004	$19,307	$18,842	$22,220
Commercial real estate	20,375	24,672	26,108	40,623	60,559	64,257
Commercial	14,519	14,016	5,842	4,090	4,299	4,807
One-to-four family residential	80	81	83	355	475	481
Total potential problem loans	$34,974	$38,970	$34,037	$64,375	$84,175	$91,765
POTENTIAL PROBLEM LOANS BY SEGMENT
Oklahoma banking	$23,231	$26,713	$24,950	$23,895	$23,887	$29,208
Texas banking	9,180	9,541	6,283	38,586	57,044	58,361
Kansas banking	2,563	2,716	2,804	1,894	3,244	4,196
Total potential problem loans	$34,974	$38,970	$34,037	$64,375	$84,175	$91,765
ALLOWANCE ACTIVITY
Balance, beginning of period	$27,250	$28,452	$30,917	$33,083	$34,925	$36,663
Charge offs	325	230	377	1,156	1,991	3,392
Recoveries	430	915	298	1,887	504	2,640
Net charge offs (recoveries)	(105)	(685)	79	(731)	1,487	752
Provision (credit) for loan losses	(1,136)	(1,887)	(2,386)	(2,897)	(355)	(986)
Balance, end of period	$26,219	$27,250	$28,452	$30,917	$33,083	$34,925
NET CHARGE OFFS BY TYPE
Construction & development	$(15)	$5	$-	$-	$-	$655
Commercial real estate	82	(118)	(34)	(640)	583	(2,243)
Commercial	(52)	(188)	(45)	22	652	2,267
One-to-four family residential	(91)	(331)	84	11	(2)	(18)
Consumer	(29)	(53)	74	(124)	254	91
Total net charge offs (recoveries) by type	$(105)	$(685)	$79	$(731)	$1,487	$752
NET CHARGE OFFS BY SEGMENT
Oklahoma banking	$25	$(309)	$248	$67	$763	$229
Texas banking	(72)	(114)	(36)	(611)	244	(1,586)
Kansas banking	(58)	(262)	(133)	(187)	480	2,109
Total net charge offs (recoveries) by segment	$(105)	$(685)	$79	$(731)	$1,487	$752

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUMMARY FINANCIAL DATA (Dollars in thousands, except per share)	Table 7

		2015	2014
	Jun. 30	Mar. 31	Dec. 31	Sep. 30	Jun. 30	Mar. 31
PER SHARE DATA
Basic earnings per common share	$0.22	$0.24	$0.30	$0.27	$0.31	$0.19
Diluted earnings per common share	0.22	0.24	0.30	0.27	0.31	0.19
Common dividends declared per share	0.06	0.06	0.04	0.04	0.04	0.04
Book value per common share	14.38	14.26	14.11	13.90	13.71	13.37
Tangible book value per share*	14.29	14.17	14.02	13.80	13.61	13.21
COMMON STOCK
Shares issued	19,900,855	19,900,350	19,810,877	19,793,623	19,793,123	19,786,206
Less treasury shares	867,310	867,310	617,818	223,005	-	-
Outstanding shares	19,033,545	19,033,040	19,193,059	19,570,618	19,793,123	19,786,206
OTHER FINANCIAL DATA
Investment securities	$373,260	$377,545	$365,593	$370,607	$385,873	$386,987
Loans held for sale	6,687	9,106	1,485	4,368	6,803	5,741
Portfolio loans	1,442,743	1,429,139	1,398,506	1,363,020	1,344,897	1,314,381
Total loans	1,449,430	1,438,245	1,399,991	1,367,388	1,351,700	1,320,122
Total assets	2,031,581	2,003,079	1,942,034	1,900,948	1,885,158	2,012,053
Total deposits	1,624,446	1,616,454	1,533,999	1,494,946	1,463,855	1,605,906
Other borrowings	75,839	58,578	79,380	75,884	90,760	85,692
Subordinated debentures	46,393	46,393	46,393	46,393	46,393	46,393
Total shareholders' equity	273,681	271,444	270,786	271,966	271,351	264,586
Mortgage servicing portfolio	415,961	407,903	410,315	401,756	397,339	391,303
INTANGIBLE ASSET DATA
Goodwill	$1,214	$1,214	$1,214	$1,214	$1,214	$1,214
Core deposit intangible	405	467	530	597	667	1,925
Mortgage servicing rights	3,518	3,399	3,397	3,269	3,182	3,006
Total intangible assets	$5,137	$5,080	$5,141	$5,080	$5,063	$6,145
Intangible amortization expense	$243	$168	$193	$195	$210	$183
DEPOSIT COMPOSITION
Non-interest bearing demand	$515,156	$506,952	$496,128	$445,148	$427,431	$471,568
Interest-bearing demand	131,547	140,659	122,342	104,807	124,712	132,622
Money market accounts	496,178	488,569	461,679	477,614	430,296	440,875
Savings accounts	35,647	34,413	32,795	33,398	31,187	47,532
Time deposits of $100,000 or more	233,105	227,426	198,952	203,090	209,059	236,035
Other time deposits	212,813	218,435	222,103	230,889	241,170	277,274
Total deposits**	$1,624,446	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
OFFICES AND EMPLOYEES
FTE Employees	361	360	359	351	364	397
Branches	23	22	21	21	21	24
Assets per employee	$5,628	$5,564	$5,410	$5,416	$5,179	$5,068
____________________
*This is a Non-GAAP based financial measure.
**Calculation of Non-brokered Deposits and Core Funding (Non-GAAP Financial Measures)
Total deposits	$1,624,446	$1,616,454	$1,533,999	$1,494,946	$1,463,855	$1,605,906
Less:
Brokered time deposits	7,683	7,694	3,373	2,952	1,348	1,347
Other brokered deposits	103,025	83,025	73,425	98,425	48,424	3,424
Non-brokered deposits	$1,513,738	$1,525,735	$1,457,201	$1,393,569	$1,414,083	$1,601,135
Plus:
Sweep repurchase agreements	50,839	33,578	54,380	50,884	65,760	60,692
Core funding	$1,564,577	$1,559,313	$1,511,581	$1,444,453	$1,479,843	$1,661,827

Balance sheet amounts are as of period end unless otherwise noted.

SOUTHWEST BANCORP, INC. UNAUDITED QUARTERLY SUPPLEMENTAL ANALYTICAL DATA (Dollars in thousands)	Table 8

		2015	2014
	Jun. 30	Mar. 31	Dec. 31		Sep. 30		Jun. 30		Mar. 31
PERFORMANCE RATIOS
Return on average assets (annualized)	0.85%	0.92%		1.22%		1.12%		1.27%		0.75%
Return on average common equity (annualized)	6.11	6.78		8.62		7.69		9.19		5.68
Return on average tangible common equity
(annualized)*	6.14	6.82		8.67		7.74		9.30		5.75
Net interest margin (annualized)	3.31	3.25		3.52		3.44		3.50		3.33
Total dividends declared to net income	27.45	25.19		12.93		14.88		12.86		21.40
Effective tax rate	34.51	37.49		37.50		37.49		37.50		37.49
Efficiency ratio	72.43	70.47		68.90		71.39		74.25		73.61
NONPERFORMING ASSETS
Nonaccrual loans	$8,887	$9,151		$9,276		$15,059		$16,478		$16,085
90 days past due and accruing	-	-		137		-		-		-
Total nonperforming loans	8,887	9,151		9,413		15,059		16,478		16,085
Other real estate	2,393	2,255		3,097		3,448		4,285		4,654
Total nonperforming assets	$11,280	$11,406		$12,510		$18,507		$20,763		$20,739
Potential problem loans	$34,974	$38,970		$34,037		$64,375		$84,175		$91,765
ASSET QUALITY RATIOS
Nonperforming assets to portfolio loans and
other real estate	0.78%	0.80%		0.89%		1.36%		1.54%		1.57%
Nonperforming loans to portfolio loans	0.62	0.64		0.67		1.10		1.23		1.22
Allowance for loan losses to portfolio loans	1.82	1.91		2.03		2.27		2.46		2.66
Allowance for loan losses to
nonperforming loans	295.03	297.78		302.26		205.29		200.77		217.13
Net loan charge-offs to average portfolio
loans (annualized)	(0.03)	(0.20)		0.02		(0.21)		0.45		0.24
CAPITAL RATIOS
Average total shareholders' equity to
average assets	13.87%	13.59%		14.19%		14.61%		13.77%		13.18%
Leverage ratio	16.12	15.75		16.45		16.86		15.95		15.09
Common equity tier 1 capital	15.30	15.51		n/a		n/a		n/a		n/a
Tier 1 capital to risk-weighted assets	17.84	18.10		19.70		20.05		20.13		19.98
Total capital to risk-weighted assets	19.09	19.36		20.96		21.34		21.43		21.29
Tangible common equity to tangible assets***	13.40	13.48		13.87		14.23		14.31		13.01
REGULATORY CAPITAL DATA
Common equity tier 1 capital	$272,048	$269,007	$	n/a	$	n/a	$	n/a	$	n/a
Tier I capital	317,048	314,007		314,216		314,120		309,600		299,938
Total capital	339,412	335,734		334,348		334,456		329,586		319,516
Total risk adjusted assets	1,777,618	1,734,401		1,595,032		1,566,996		1,537,903		1,500,957
Average total assets	1,966,577	1,993,446		1,910,688		1,863,127		1,941,064		1,987,231
____________________
*This is a Non-GAAP based financial measure.
***Calculation of Tangible Common Equity to Tangible Assets (Non-GAAP Financial Measure)
Total shareholders' equity	$273,681	$271,444		$270,786		$271,966		$271,351		$264,586
Less goodwill and core deposit intangible	1,619	1,681		1,744		1,811		1,881		3,139
Tangible common equity	$272,062	$269,763		$269,042		$270,155		$269,470		$261,447
Total assets	$2,031,581	$2,003,079		$1,942,034		$1,900,948		$1,885,158		$2,012,053
Less goodwill and core deposit intangible	1,619	1,681		1,744		1,811		1,881		3,139
Tangible assets	$2,029,962	$2,001,398		$1,940,290		$1,899,137		$1,883,277		$2,008,914
Total shareholders' equity to total assets	13.47%	13.55%		13.94%		14.31%		14.39%		13.15%
Tangible common equity to tangible assets	13.40%	13.48%		13.87%		14.23%		14.31%		13.01%

Balance sheet amounts and ratios are as of period end unless otherwise noted.